UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 20, 2021

Date of Report (Date of earliest event reported)

PETVIVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55167	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5251 Edina Industrial Blvd. Edina, Minnesota	55439
(Address of principal executive offices)	(Zip Code)

(952) 405-6216

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	PETVD	OTCQB

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2021, PetVivo Holdings, Inc. (the “Company”) entered into a second amendment (the “Amendment”) to the Executive Employment Agreement, effective as of October 1, 2019, as amended by the first amendment, effective as of April 14, 2020 (the “Employment Agreement”), by and between the Company and John Carruth, the Company’s Chief Financial Officer.

Pursuant to the Amendment, the terms of the Employment Agreement were amended to: (i) adjust Mr. Carruth’s position from part-time Chief Financial Officer to full-time Chief Financial Officer, and (ii) increase Mr. Carruth’s base salary to an annual rate of at least One Hundred Thousand and 00/100 Dollars (100,000.00), paid in in gross bi-monthly payments of Four Thousand One Hundred Sixty Six and 67/100 Dollars ($4,166.67). All other terms and conditions of the Employment Agreement remain in full force and effect.

The foregoing description of the Amendment is qualified in its entirety by the full text of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Second Amendment dated January 20, 2021 to Employment Agreement Between PetVivo Holdings, Inc. and John Carruth

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETVIVO HOLDINGS, INC.

Date: January 21, 2021	By:	/s/ John Lai
	Name:	John Lai
	Title:	Chief Executive Officer